SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

AMENDMENT 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2003

[GRAPHIC REMOVED HERE]

THE MILLS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1 – 12994	52-1802283
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 526-5000

(Former name or former address, if changed since last report)

Not Applicable

Item 2.    Acquisition or Disposition of Assets

On August 5, 2003, The Mills Corporation (the “Company”), through a partnership formed by the Company, completed the acquisition of the Great Mall of the Bay Area (the “Great Mall”), from Great Mall of the Bay Area Associates, L.P. The property is a value-oriented retail and entertainment center that contains approximately 1.3 million square feet of gross leasable area and is located in Milpitas, California. The property was purchased for approximately $265.5 million, excluding closing costs, and was financed with a $175.0 million mortgage loan and borrowing under the Company’s unsecured revolving line of credit totaling $90.5 million. The mortgage loan was obtained from Merrill Lynch Mortgage Lending, Inc. and is secured by the property. The interest rate on the mortgage loan is fixed at a rate of 4.80% and the loan matures in September 2008.

Item 7.    Financial Statements, ProForma Financial Information and Exhibits

(a)	Financial statements of business acquired: See Exhibit 99.1

(3)	Financial Statements specified by Rule 3-14 of Regulation S-X

(b)	Pro Forma financial information: See Exhibit 99.2

(c)	Exhibits:

Exhibit Name
23	Consent of Independent Auditors.
99.1	Report of Independent Auditors and the Statement of Certain Revenues and Certain Operating Expenses and Accompanying Notes.
99.2	Unaudited Pro Forma Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

Dated: September 30, 2003	By:	/s/ MARY JANE MORROW
Mary Jane Morrow Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Document

23	Consent of Independent Auditors.

99.1	Report of Independent Auditors and the Statement of Certain Revenues and Certain Operating Expenses and Accompanying Notes.

99.2	Unaudited Pro Forma Consolidated Financial Information.